                          COMMON STOCK PURCHASE AGREEMENT

                                      BETWEEN

                             MICROFIELD GRAPHICS, INC.

                                        AND

                                   STEELCASE INC.

                                   MARCH 25, 1999

                                 TABLE OF CONTENTS

                                                                         Page

1.   PURCHASE AND SALE OF STOCK                                            1
     1.1    Sale and Issuance of Common Stock                              1
     1.2    Closing                                                        1
     1.3    Further Covenants; Price Limitation on Future Sales            1

2.   OTHER AGREEMENTS                                                      1
     2.1    Amended Voting Agreement                                       1
     2.2    Amended Registration Rights Agreement                          1

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                         1
     3.1    Organization, Good Standing and Qualification                  2
     3.2    Authorization                                                  2
     3.3    Capitalization                                                 2
     3.4    Valid Issuance of Common Stock                                 2
     3.5    Absence of Conflicting Agreements; Consents.                   2
     3.6    Governmental Consents                                          3
     3.7    SEC and Other Reports.                                         3
     3.8    Litigation                                                     3
     3.9    No Finders.                                                    3
     3.10   Use of Proceeds .                                              3

4.   REPRESENTATIONS AND WARRANTIES OF INVESTOR                            4
     4.1    Organization, Good Standing and Qualification                  4
     4.2    Authorization                                                  4
     4.3    Absence of Conflicting Agreements; Consents.                   4
     4.4    Litigation.                                                    4
     4.5    Purchase Entirely for Own Account                              4
     4.6    Disclosure of Information                                      5
     4.7    Investment Experience                                          5
     4.8    Accredited Investor                                            5
     4.9    Restricted Securities                                          5
     4.10   Legends                                                        5
     4.11   No Finders.                                                    6
     4.12   Affiliate Status                                               6

5.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING                       6
     5.1    Representations and Warranties                                 6
     5.2    Qualifications                                                 6
     5.3    Proceedings and Documents                                      6
     5.4    Amending Voting Agreement                                      6
     5.5    Amended Registration Rights Agreement                          7

6.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING                    7
     6.1    Representations and Warranties                                 7
     6.2    Qualifications                                                 7
     6.3    Proceedings and Documents                                      7
     6.4    Payment of Purchase Price.                                     7
     6.5    Amended Voting Agreement                                       7
     6.6    Amended Registration Rights Agreement                          7

7.   MISCELLANEOUS                                                         8
     7.1    Survival of Warranties                                         8
     7.2    Successors and Assigns                                         8
     7.3    Governing Law                                                  8
     7.4    Counterparts                                                   8
     7.5    Titles and Subtitles                                           8
     7.6    Notices                                                        8
     7.7    Amendments and Waivers                                         8
     7.8    Severability                                                   9
     7.9    Entire Agreement                                               9

Schedule 2  Executive Officers and Directors

EXHIBIT A   Amended and Restated Share Ownership, Voting and Right of First
            Refusal Agreement
EXHIBIT B   Amendment No. 1 to Registration Rights Agreement

                          COMMON STOCK PURCHASE AGREEMENT

       THIS COMMON STOCK PURCHASE AGREEMENT is made as of March 25, 1999, by and among Microfield Graphics, Inc. d/b/a SoftBoard, an Oregon corporation (the "Company"), and Steelcase Inc., a Michigan corporation ("Investor").

       THE PARTIES HEREBY AGREE AS FOLLOWS:

       1.     PURCHASE AND SALE OF STOCK.

              1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 444,445 shares of the Company's Common Stock (the "Purchased Stock") for a purchase price of $1,000,001.25.

              1.2 CLOSING. The purchase and sale of the Purchased Stock shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon, at 10:00 A.M. on March 25, 1999, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to Investor a certificate representing the Purchased Stock against payment of the purchase price therefor by wire transfer.

              1.3 FURTHER COVENANTS; PRICE LIMITATION ON FUTURE SALES. Subject to the fiduciary duties of the officers and directors of the Company, for six months following the Closing the Company shall not, without the prior approval of Investor, sell any shares of the Company's Common Stock in a private sale to a third party for a price per share less than 90% of the last trade price of the Company's Common Stock on the Nasdaq SmallCap Market on the date the price per share for such sale is determined.

       2.     OTHER AGREEMENTS.

              2.1 AMENDED VOTING AGREEMENT. The Investor, the Company, and the executive officers and directors named in Schedule 2 shall enter into the Amended and Restated Share Ownership, Voting and Right of First Refusal Agreement, in the form attached as EXHIBIT A (the "Amended Voting Agreement").

              2.2 AMENDED REGISTRATION RIGHTS AGREEMENT. The Company agrees to grant Investor registration rights as set forth in Amendment No.1 to the Registration Rights Agreement attached as EXHIBIT B (the "Amended Registration Rights Agreement").

       3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that:

              3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

              3.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended Voting Agreement and the Amended Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Purchased Stock has been taken or will be taken prior to the Closing, and this Agreement, the Amended Voting Agreement and the Amended Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended Registration Rights Agreement may be limited by applicable federal or state securities laws.

              3.3 CAPITALIZATION. The authorized capital of the Company consists of:

                     (a) COMMON STOCK. Twenty-five million (25,000,000) shares of Common Stock, 3,686,900 of which were issued and outstanding as of February 28, 1999.

                     (b) PREFERRED STOCK. Ten million (10,000,000) shares of undesignated Preferred Stock, none of which are issued or outstanding.

              3.4 VALID ISSUANCE OF COMMON STOCK. The Purchased Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended Voting Agreement and the Amended Registration Rights Agreement and under applicable state and federal securities laws.

              3.5 ABSENCE OF CONFLICTING AGREEMENTS; CONSENTS. The execution and delivery of this Agreement, the Amended Voting Agreement and the Amended Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict in any material respect with or result in a material breach of any terms or provisions of, or constitute a material default under (a) the Articles of Incorporation or Bylaws of the Company; (b) any note, bond, mortgage, indenture, license, lease, contract, commitment, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound; or (c) any statute, order, writ, injunction, decree, rule or regulation applicable to the Company or any of its properties. No consent, approval, authorization, declaration or other order of, or registration or filing with, any court or regulatory authority or any third person is required for the valid execution, delivery and performance of this Agreement, the Amended Voting Agreement or the Amended Registration Rights Agreement by the Company, or its consummation of the transactions contemplated hereby or thereby, except such consents, approvals, authorizations, declarations, registrations or filings that have already been obtained or made, or those disclosed by Investor pursuant to this Agreement.

              3.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except if required, qualifications or filings under the Securities Act and applicable Blue Sky laws, which qualifications and filings will be obtained or made and will be effective within the period required by law.

              3.7 SEC AND OTHER REPORTS. The Company has heretofore made available to Investor complete copies of all of registration statements, reports and proxy statements, including amendments thereto, filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1998 and prior to the date of this Agreement (collectively the "SEC Documents"). None of the SEC documents, as of the date filed, contain any untrue statement of any material fact or omit to state a material fact necessary to make the statements contained in them not misleading. The Company has also furnished Investor with a copy of its year-end earnings release for 1998, including its income statement and balance sheet, for the fiscal year ended January 2, 1999.

              3.8 LITIGATION. There is no action, proceeding or suit pending, or, to the Company's knowledge, threatened, that questions the validity of this Agreement, the Amended Voting Agreement or the Amended Registration Rights Agreement or that would prevent or materially hinder the consummation of the transactions contemplated hereby or thereby.

              3.9 NO FINDERS. The Company has not employed any broker, finder, agent or investment banker, dealt with anyone purporting to act in that capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

              3.10 USE OF PROCEEDS. The net proceeds to be received by the Company from the sale of the Purchased Stock pursuant to this Agreement shall be used by the Company for working capital and other general corporate purposes and not for dividends, stock buybacks (except for repurchases from employees at the original purchase price), or bonuses inconsistent with prior practices for a period of one year from the date of Closing.

       4. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants that:

              4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to carry on its business as now conducted. Investor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

              4.2 AUTHORIZATION. Investor has full corporate power and authority to enter into this Agreement, the Amended Voting Agreement and the Amended Registration Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended Registration Rights Agreement may be limited by applicable federal or state securities laws.

              4.3 ABSENCE OF CONFLICTING AGREEMENTS; CONSENTS. The execution and delivery of this Agreement, the Amended Voting Agreement and the Amended Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict in any material respect with or result in a material breach of any terms or provisions of, or constitute a material default under (a) the Articles of Incorporation or Bylaws of Investor;
(b) any note, bond, mortgage, indenture, license, lease, contract, commitment, agreement or other instrument or obligation to which Investor is a party or by which Investor or any of its properties may be bound; or (c) any statute, order, writ, injunction, decree, rule or regulation applicable to Investor or any of its properties. No consent, approval, authorization, declaration or other order of, or registration or filing with, any court or regulatory authority or any third person is required for the valid execution, delivery and performance of this Agreement and the Amended Voting Agreement by Investor or its consummation of the transactions contemplated hereby or thereby, except such consents, approvals, authorizations, declarations, registrations or filings that have already been obtained or made, or those disclosed by the Company pursuant to this Agreement.

              4.4 LITIGATION. There is no action, proceeding or suit pending, or, to Investor's knowledge, threatened, that questions the validity of this Agreement, the Amended Voting Agreement or the Amended Registration Rights Agreement or that would prevent or materially hinder the consummation of the transactions contemplated hereby or thereby.

              4.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Purchased Stock will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Stock.

              4.6 DISCLOSURE OF INFORMATION. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Stock. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Stock and the business, properties and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Investor to rely thereon.

              4.7 INVESTMENT EXPERIENCE. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Stock. Investor also represents it has not been organized for the purpose of acquiring the Purchased Stock.

              4.8 ACCREDITED INVESTOR. Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

              4.9 RESTRICTED SECURITIES. Investor understands that the Purchased Stock it is purchasing is characterized as a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

              4.10 LEGENDS. It is understood that the certificates evidencing the Purchased Stock may bear one or all of the following legends:

                     (a) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

                     (b) A legend stating that the Purchased Stock is subject to the Amended Voting Agreement.

              4.11 NO FINDERS. Investor has not employed any broker, finder, agent or investment banker, dealt with anyone purporting to act in that capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

              4.12 AFFILIATE STATUS. Investor acknowledges that it is considered an "affiliate" of the Company under the Federal Securities Laws and as such, resales of shares of the Company's Common Stock owned by it are subject to certain limitations, including the SEC's Rule 144.

       5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Investor if it does not consent thereto:

              5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

              5.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

              5.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

              5.4 AMENDED VOTING AGREEMENT. The Company, the Investor and the Company's executive officers and directors named in Schedule 2 shall have entered into the Amended Voting Agreement.

              5.5 AMENDED REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall have entered into the Amended Registration Rights Agreement.

       6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by
Investor:

              6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              6.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

              6.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

              6.4 PAYMENT OF PURCHASE PRICE. Investor shall have delivered to the Company at the Closing the purchase price for the Purchased Stock.

              6.5 AMENDED VOTING AGREEMENT. The Company, the Investor and the Company's executive officers and directors named in Schedule 2 shall have entered into the Amended Voting Agreement.

              6.6 AMENDED REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall have entered into the Amended Registration Rights Agreement.

       7.     MISCELLANEOUS.

              7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

              7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Oregon, exclusive of choice of law rules.

              7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              7.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

              7.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), any future holder of all such securities, and the Company.

              7.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              7.9 ENTIRE AGREEMENT. THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES AND NO PARTY SHALL BE LIABLE OR BOUND TO ANY OTHER PARTY IN ANY MANNER BY ANY WARRANTIES, REPRESENTATIONS, OR COVENANTS EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN.

       IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

THE COMPANY:
                                          MICROFIELD GRAPHICS, INC.



                                                                      By:
--------------------------------------------------------------------------------
                                          John B. Conroy
                                          President and Chief Executive Officer

                            Address:      7216 SW Durham Road
                                          Portland, OR 97224


INVESTOR:

                                   STEELCASE INC.



                                                                      By:
--------------------------------------------------------------------------------
                                          James P. Hackett
                                          President and Chief Executive Officer

                            Address:      901 - 44th Street, S.E.
                                          Grand Rapids, MI 49508

                                     SCHEDULE 2

                          EXECUTIVE OFFICERS AND DIRECTORS


John B. Conroy

Ross K. Summers

Randall R. Reed

Michael W. Stansell

Donald H. Zurstadt

William P. Cargile

Herbert S. Shaw

                                 AMENDMENT NO. 1 TO
                           REGISTRATION RIGHTS AGREEMENT


              This Amendment No. 1 to Registration Rights Agreement, dated March 25, 1999, is between Microfield Graphics, Inc. (the "Company") and Steelcase Inc. (the "Investor").

                                      RECITALS

       A. The Company and the Investor are parties to that certain Registration Rights Agreement dated March 19, 1998 (the "Original Agreement").

       B. The Company and the Investor are parties to a Common Stock Purchase Agreement ("Second Purchase Agreement") dated March 25, 1999, pursuant to which the Investor is purchasing shares of Common Stock from the Company.

       C. The Company and the Investor wish to amend the Original Agreement to encompass the shares of Common Stock of the Company that Investor is acquiring pursuant to the Second Purchase Agreement.

                                     AGREEMENT

              The parties agree to amend Section 8 of the Original Agreement as follows:

1. The subsection titled "REGISTRABLE SECURITIES" shall be amended and restated in its entirety as follows:

                     "REGISTRABLE SECURITIES" means (a) the Common Stock issuable or issued pursuant to the Purchase Agreement, (b) the Common Stock issuable or issued upon exercise of the Warrant, (c) the Common Stock issuable or issued pursuant to the Second Purchase Agreement, (d) the 157,000 shares of Common Stock acquired by Steelcase in open market transactions prior to March 16, 1999, and (e) any stock issued in connection with the Common Stock described in (a), (b), (c) or (d) of this provision;

2. A new subsection titled "SECOND PURCHASE AGREEMENT" shall be added, and shall read in its entirety as follows:

                     "SECOND PURCHASE AGREEMENT" means that certain Common Stock Purchase Agreement between the Company and the Investor dated March 25, 1999;

       The parties have executed this Agreement as of the date first written above.

                                          MICROFIELD GRAPHICS, INC.


                                          By:
                                                 ------------------------------
                                                 John B. Conroy, President and
                                                 Chief Executive Officer


                                          STEELCASE INC.


                                          By:
                                                 ------------------------------
                                                 James P. Hackett, President and
                                                 Chief Executive Officer

                                AMENDED AND RESTATED
                              SHARE OWNERSHIP, VOTING
                        AND RIGHT OF FIRST REFUSAL AGREEMENT


       This AMENDED AND RESTATED SHARE OWNERSHIP, VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT (the "Agreement") is entered into as of March 25, 1999 by and between Microfield Graphics, Inc., an Oregon corporation (the "Company"), and Steelcase Inc., a Michigan corporation ("Steelcase") and the executive officers and directors of the Company listed in Schedule A (the "Executives").

                                      RECITALS

       A. The parties hereto (other than Herbert S. Shaw and Ross K. Summers) are parties to that certain Share Ownership, Voting and Right of First Refusal Agreement dated as of March 19, 1998 (the "Original Agreement").

       B. Steelcase proposes to acquire, pursuant to a Common Stock Purchase Agreement dated as of March 25, 1999, 444,445 shares of the Company's Common Stock (the "Additional Shares").

       C. Steelcase, the Company and the Executives wish to amend and restate the Original Agreement in its entirety to reflect the acquisition of the Additional Shares, to add Herbert S. Shaw and Ross K. Summers as parties, to acknowledge that Scott McVay and Peter Zinsli are not parties to this Agreement and to incorporate certain other changes contained herein.

                                     AGREEMENT

       For good and valuable consideration including the promises contained herein, the parties agree as follows:

       1. DEFINITIONS. The following terms and phrases used in this Agreement shall have the meanings given in this Section 1:

              "ADDITIONAL SHARES" shall have the meaning set forth in the recitals of this Agreement.

              "AFFILIATE," in the case of Steelcase, means any other person or entity, directly or indirectly, controlled by or under direct or indirect common control with Steelcase; and in the case of any Executive, means any member of the Executive's immediate family or a trust for the benefit of such family member. For the purposes of this definition, "control" means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Affiliates shall not mean employees of Steelcase acting in their individual capacities.

              "BENEFICIAL OWNER" of Shares means a person who has or shares with respect to such shares (1) voting power, which includes the power to vote, or to direct the voting of, such Shares or (2) investment power, which includes the power to dispose, or to direct the disposition of, such Shares. "Beneficial ownership" shall be determined in accordance with the foregoing definition. Notwithstanding the foregoing, no Executive shall be deemed to be the beneficial owner of Shares where his power to vote or direct the voting is solely as a result of his appointment as proxy by another shareholder that is not an Affiliate of the Executive.

              "BUSINESS DAY" shall have the meaning given in Rule 14d-l(c) under the Exchange Act.

              "CLOSING" means the closing of the purchase by Steelcase pursuant to the Stock Purchase Agreement.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "EXECUTIVES" shall have the meaning given in the preamble of this Agreement.

              "EXECUTIVE'S SHARES" means all Shares beneficially owned by each Executive, including Shares acquired after the date of this Agreement.

              "GROUP" shall have the meaning given in Rule 13d-5(b) under the Exchange Act.

              "INDEPENDENT DIRECTOR" for purposes of this Agreement shall mean any director who is not also employed by the Company. Initially, the Independent Directors shall be the Independent Directors listed on Schedule 3.3.

              "LIEN" shall have the meaning given in Section 2 of this Agreement. "Proposed Transferee" shall have the meaning given in Section 6 of this Agreement.

              "SECOND CLOSING" means the closing of the purchase by Steelcase pursuant to the Second Stock Purchase Agreement.

              "SECOND STOCK PURCHASE AGREEMENT" shall mean that Common Stock Purchase Agreement dated March 25, 1999 between the Company and Steelcase pursuant to which Steelcase shall acquire the Additional Shares.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

              "SHARES" shall mean issued and outstanding shares of Common Stock of the Company and any other class or series of capital stock that at any time gives the holder the right to vote for the election of directors.

              "STEELCASE SHARES" means all Shares beneficially owned by Steelcase, including Shares acquired after the date of this Agreement.

              "STOCK PURCHASE AGREEMENT" shall mean that Common Stock Purchase Agreement dated March 16, 1998 between the Company and Steelcase.

              "STRATEGIC PARTNER" shall mean any other person or entity that is not an Affiliate of Steelcase with whom Steelcase intends to enter into a business transaction relating to Steelcase's investment in the Company. The selection of a Strategic Partner requires the prior written approval of the Company, which the Company may not unreasonably withhold.

              "THE COMPANY" shall have the meaning given in the preamble of this Agreement.

              "THRESHOLD AMOUNT" shall have the meaning given in Section 3 of this Agreement.

              "TRANSFER" shall mean any sale, contract to sell, exchange, assignment, gift or other disposition (other than a pledge or encumbrance to secure a loan), whether voluntary or involuntary, because of any act or occurrence.

       2.     REPRESENTATIONS.

              2.1 STEELCASE. Steelcase represents and warrants that as of the date of this Agreement (a) it beneficially owns all the Shares purchased under the Stock Purchase Agreement and the Second Stock Purchase Agreement; (b) except as permitted by this Agreement, the Stock Purchase Agreement or the Second Stock Purchase Agreement, the Steelcase Shares are not subject to any lien, charge, pledge, security interest, adverse claim, obligation to sell or otherwise dispose or other encumbrance of any kind or nature whatsoever and however arising ("Lien"); and (c) neither the execution and delivery of this Agreement nor the observance or performance of its terms by Steelcase violates, or creates any Lien with respect to the Steelcase Shares, pursuant to any statute, ordinance, regulation, order, judgment or decree applicable to Steelcase or the Steelcase Shares or any agreements to which Steelcase or the Steelcase Shares are bound.

              2.2 EXECUTIVES. Each Executive represents and warrants that as of the date of this Agreement (a) except as permitted by this Agreement, the Stock Purchase Agreement or the Second Stock Purchase Agreement, the Executive's Shares are not subject to any Lien (as defined above); and (b) neither the execution and delivery of this Agreement nor the observance or performance of its terms by the Executive violates, or creates any Lien with respect to the Executive's Shares, pursuant to any statute, ordinance, regulation, order, judgment or decree applicable to the Executive or the Executive's Shares or any agreements to which the Executive or the Executive's Shares are bound.

       3.     VOTING OF SHARES GENERALLY.

              3.1 STEELCASE SHARES BELOW THRESHOLD AMOUNT. Any Shares beneficially owned by Steelcase up to and including 1,054,445 Shares (as adjusted for any stock split, combination or stock dividend) (the "Threshold Amount") may be voted by Steelcase in its discretion without restriction except as set forth in Section 3.3.

              3.2 STEELCASE SHARES ABOVE THRESHOLD AMOUNT. With respect to all matters submitted to shareholders of the Company for a vote (other than elections of directors), all Shares beneficially owned by Steelcase in excess of the Threshold Amount shall be voted in proportion to the votes of all outstanding Shares actually cast including Shares up to and including the Threshold Amount, but not including abstentions or Shares beneficially owned by Steelcase in excess of the Threshold Amount.

              3.3 DIRECTOR ELECTIONS. Steelcase and each Executive shall vote all of its or his Shares, including Shares in excess of the Threshold Amount, to elect the director nominees listed in Schedule 3.3 (or their respective successors selected in the manner described in Schedule 3.3); provided, however, that any party may vote its or his Shares against any such director-nominee if grounds exist to terminate the director-nominee "for cause" and such party provides a notification to the Company of the grounds for such conclusion. If any director-nominee listed in Schedule 3.3 is not elected as a result of the proviso in the preceding sentence, his successor shall be selected in the manner described in Schedule 3.3.

              3.4 AFFILIATES AND STRATEGIC PARTNERS. Each party agrees that the voting provisions set forth in this Agreement shall apply to Shares transferred by such party to its or his Affiliates or to a Strategic Partner and that prior to any such transfer such Affiliates or Strategic Partner shall have agreed in writing to be bound by the provisions of this Section 3.

       4.     RESTRICTIONS ON TRANSFER.

              4.1 EXECUTIVES. Each Executive shall not transfer any of his Shares in a private sale (excluding market transactions), except in accordance with Section 6 of this Agreement. In addition, each Executive has not transferred since March 16, 1999 through the date of this Agreement and shall not transfer any of his Shares, including Shares acquired by the exercise of stock options, in a market transaction until after the Company publicly announces its earnings for the second quarter of fiscal year 1999 (the "Earnings Announcement"). Each Executive agrees that in the event that he has transferred since March 16, 1999 or does transfer any of his Shares in a market transaction prior to the

Earnings Announcement, he shall immediately pay to the Company the amount of any gain he realized on such transfer to the extent that the purchase price paid for his Shares in such transaction exceeded $2.25 per share.

              4.2 STEELCASE. Steelcase shall not transfer any Shares until the second anniversary of the Closing, other than (a) to a Steelcase Affiliate or (b) up to 50% of the Steelcase Shares (as determined immediately prior to the first transfer of Shares by Steelcase to any transferee) to any one Strategic Partner. Notwithstanding the foregoing, the obligations set forth in this Agreement shall continue to be applicable to (y) any Steelcase Affiliate or Strategic Partner who is a transferee of Steelcase's Shares, and (z) any transferee after the second anniversary of the Closing if such transferee obtained the Shares from Steelcase in a private sale (excluding market transactions) and, in each case, the transferee shall have agreed in writing to be bound by the provisions of this Agreement affecting the transferred Shares.

       5. ACQUISITION OF NEW SHARES. Each party agrees that any Shares acquired by such party, whether by purchase or otherwise, shall be subject to the terms of this Agreement.

       6.     RIGHT OF FIRST REFUSAL.

              6.1 PROPOSED TRANSFERS. If any Executive proposes to sell any of such Executive's Shares to any person or group (a "Proposed Transferee") in one or a series of related transactions in a private sale (excluding market transactions), no such sale shall be completed unless the Executive first gives Steelcase a written notice of such proposed sale. Upon receipt of such notice, Steelcase shall have the right to purchase all the Executive's Shares offered to the Proposed Transferee upon substantially the same terms and conditions offered to the Proposed Transferee. Steelcase must respond to such notice with an offer to buy the Executive's Shares within ten business days after receipt of the notice, after which time the Executive may sell to the Proposed Transferee on the specified terms. If the Executive has not consummated the sale to the Proposed Transferee within 90 days after the date of giving the required notice to Steelcase, the proposed sale shall again be subject to this Section 6.1 and another notice to Steelcase is required.

              6.2    TRANSFERS NOT SUBJECT TO RIGHTS OF FIRST REFUSAL.  This
Section 6 shall not apply to any transfer (a) by an Executive to any Affiliate PROVIDED, HOWEVER, that with respect to a transfer of any Shares permitted pursuant to this clause, the obligations set forth in this Agreement shall continue to be applicable to the transferee of such Shares and PROVIDED FURTHER that the transferee of such Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the transferred Shares; or (b) pursuant to a business combination that is approved by the Company's Board of Directors including a majority of the Independent Directors.

       7. RIGHT OF FIRST OFFER. If the Company proposes to sell, for cash, any Shares to any person or group (including in a public offering), the Company shall first make an offering of such Shares to Steelcase in accordance with the following provisions:

              7.1 NOTICE. The Company shall deliver a notice by confirmed facsimile transmission, certified mail, or a nationally recognized overnight courier service ("Notice") to Steelcase stating (a) the Company's bona fide intention to offer such Shares, (b) the number of such Shares to be offered (including any Shares to be offered for the account of any shareholder), and (c) the price and a summary of the terms, if any, upon which the Company proposes to offer such Shares.

              7.2 ELECTION TO PURCHASE. By written notification received by the Company within 20 calendar days after receipt of the Notice, Steelcase may elect to purchase or obtain, at the price and on the terms specified in the Notice all, but not less than all, of the Shares specified in the Notice.

              7.3 If Steelcase declines to purchase such Shares, the Company may, during the 270 day period following the expiration of the election period, offer the Shares to any person or persons (including in a public offering) at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not sell the Shares within such period, the right provided hereunder shall be deemed to be revived, and such Shares shall not be offered unless first reoffered to Steelcase in accordance with this Section.

              7.4 The right of first offer in this Section 7 shall not be applicable to (a) Shares issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock incentive plan or restricted stock plan approved by the Company's Board of Directors, (b) Shares issued or issuable upon conversion of any convertible securities, (c) securities issued or issuable to banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes and are not for more than 5 percent of the outstanding Shares of the Company, and (d) securities issued in connection with business combinations approved by the Company's Board of Directors including a majority of the Independent Directors.

       8. TERM AND TERMINATION. This Agreement shall become effective upon execution and shall continue in full force and effect until the earlier of (a) such time as Steelcase or any Steelcase Affiliate beneficially owns less than 5 percent of the outstanding Shares of the Company for a period continuing for more than one year, (b) the fifth anniversary of the Closing, or (c) the date upon which Steelcase and/or its Affiliates beneficially own more than 50 percent of the outstanding Shares of the Company. Except as otherwise expressly provided in this Agreement, the obligations and restrictions set forth in this Agreement shall not apply to any person who acquires beneficial ownership of Shares pursuant to a transfer permitted by this Agreement. The obligations and restrictions set forth in this Agreement shall cease to apply to any Executive after such Executive ceases to be a director or executive officer of the Company. The Company shall give Steelcase notice within a reasonable period after any Executive ceases to be a director or officer of the Company.

       9. SPECIFIC PERFORMANCE. The parties to this Agreement acknowledge and agree that it is impossible to measure in money the damages that will accrue to a party or to their successors, heirs, personal representatives or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable, and appropriate injunctive relief may be applied for and granted in connection with the enforcement of this Agreement. If any party to this Agreement or his or its successors, heirs, personal representatives or assigns institutes any action or proceeding to enforce specifically any provision of this Agreement, any person against whom such action of proceeding is brought waives the claim or defense that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists. Such equitable remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement or otherwise.

       10. FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement. No party to this Agreement shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in such instruments and documents, and each party shall promptly do all such acts and take all such measures as may be appropriate to enable him or it to perform as early as practicable the obligations herein and therein required to be performed by them.

       11. GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the state of Oregon, exclusive of choice of law rules.

       12. AMENDMENT. This Agreement, other than Sections 6 and 7, may be amended, or its terms waived, only by an instrument in writing signed by Steelcase, the Executives and the Company. The provisions of Section 6 may be amended, or its terms waived, only by an instrument in writing signed by Steelcase and the Executive selling Shares. The provisions of Section 7 may be amended, or its terms waived, only by an instrument in writing signed by Steelcase and the Company.

       13. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

       14. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors, and other legal representatives.

       15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

       16. NO THIRD PARTY BENEFICIARIES. This Agreement is entered into solely for the benefit of the parties hereto and nothing in this Agreement shall confer rights or benefits on any third party.
       17. REMOVAL OF PARTIES. This Agreement hereby acknowledges that Scott McVay and Peter Zinsli, who are parties to the Original Agreement, are no longer executive officers of the Company and therefore are not parties to this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          MICROFIELD GRAPHICS, INC.


                                          -------------------------------------
                                          John B. Conroy
                                          President and Chief Executive Officer


                                          STEELCASE INC.


                                          -------------------------------------
                                          James P. Hackett
                                          President and Chief Executive Officer


                                          EXECUTIVES:


                                          -------------------------------------
                                          John B. Conroy


                                          -------------------------------------
                                          Ross K. Summers


                                          -------------------------------------
                                          Randall R. Reed

                                          -------------------------------------
                                          Michael W. Stansell


                                          -------------------------------------
                                          Donald H. Zurstadt


                                          -------------------------------------
                                          William P. Cargile


                                          -------------------------------------
                                          Herbert S. Shaw

                                     SCHEDULE A
                                     EXECUTIVES


John B. Conroy

Ross K. Summers

Randall R. Reed

Michael W. Stansell

Donald H. Zurstadt

William P. Cargile

Herbert S. Shaw

                                    SCHEDULE 3.3

                                 DIRECTOR-NOMINEES


John B. Conroy (or the successor Chief Executive Officer of the Company)

William P. Cargile (or his successor selected as described below)

Herbert S. Shaw (or his successor selected as described below)

James P. Keane (or a successor designated in writing by Steelcase)

One other director-nominee acceptable to the majority of the directors then in office.

       If Mr. Cargile or Mr. Shaw are no longer serving as directors, the parties shall vote for an independent, outside director-nominee acceptable to the majority of the directors then in office as a successor.

Messrs. Cargile, Keane and Shaw shall be considered the initial "Independent Directors" for purposes of the Amended and Restated Share Ownership, Voting and Right of First Refusal Agreement.